UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________________________________________________________
FORM 8-K
 ____________________________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 29, 2020

 ____________________________________________________________________
OASIS PETROLEUM INC.
(Exact name of registrant as specified in its charter)

____________________________________________________________________

Delaware	001-34776	80-0554627
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1001 Fannin Street, Suite 1500
Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (281) 404-9500
Not Applicable.
(Former name or former address, if changed since last report)
____________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	OAS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 – Entry into a Material Definitive Agreement
Restructuring Support Agreement
On September 29, 2020, Oasis Petroleum Inc. (the “Company”) and certain of the Company’s wholly owned direct and indirect affiliates (collectively, “Oasis”) entered into a Restructuring Support Agreement (the “RSA”) with (i) certain of the lenders party to that certain Third Amended and Restated Credit Agreement (the “RBL Credit Agreement”), dated as of October 16, 2018, as amended through the Fourth Amendment dated April 24, 2020, by and among the Company, as parent, Oasis Petroleum North America LLC, as borrower, the lenders party thereto and Wells Fargo Bank, N.A., as administrative agent (collectively, the “Consenting RBL Lenders”) and (ii) certain holders (collectively, the “Consenting Noteholders” and, together with the Consenting RBL Lenders, the “Consenting Stakeholders”) of the Company’s (a) 6.50% Senior Unsecured Notes due 2021, issued under the First Supplemental Indenture, dated as of November 10, 2011, (b) 6.875% Senior Unsecured Notes due 2022, issued under the Fourth Supplemental Indenture, dated as of September 24, 2013, (c) 2.625% Senior Unsecured Convertible Notes due 2023, issued under the Sixth Supplemental Indenture, dated as of September 19, 2016, (d) the 6.875% Senior Unsecured Notes due 2023, issued under the Second Supplemental Indenture, dated as of July 2, 2012 and (e) 6.25% Senior Unsecured Notes due 2026, issued under the Indenture, dated as of May 14, 2018 (collectively, the “Notes”), each by and among the Company, certain of its affiliates and U.S. Bank National Association as Trustee. Capitalized terms used under this heading titled “Restructuring Support Agreement” but not otherwise defined herein shall have the meaning given to such terms in the RSA.
The RSA provides for certain milestones requiring, among other things, that Oasis (i) commences solicitation of votes to accept or reject the Plan (as defined below) no later than September 30, 2020; (ii) commences the Chapter 11 Cases no later than September 30, 2020 (the “Petition Date”); (iii) obtains entry of an order by the United States Bankruptcy Code in the U.S. Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”) approving the DIP Facility (as defined below) on an interim basis no later than three (3) Business Days after the Petition Date; (iv) files with the Bankruptcy Court the Plan and corresponding disclosure statement (the “Disclosure Statement”) no later than thirty (30) calendar days after the Petition Date; (v) files with the Bankruptcy Court a motion to establish a bar date for filing proofs of claim, provided that such requirement shall not apply in the event Oasis commences the Chapter 11 Cases on a “prepackaged” basis by commencing solicitation of the Plan prior to the Petition Date (a “Prepackaged Case”); (vi) obtains entry of an order by the Bankruptcy Court approving the DIP Facility on a final basis no later than thirty (30) calendar days after the Petition Date, provided that (a) such date shall automatically be extended to forty (40) calendar days after the Petition Date in the event Oasis commences a Prepackaged Case; and (b) in no event shall such date be later than immediately preceding the hearing on confirmation of the Plan; (vii) obtains entry of an order by the Bankruptcy Court approving the Disclosure Statement no later than sixty-five (65) calendar days after the Petition Date; (viii) obtains entry of an order by the Bankruptcy Court confirming the Plan (the “Confirmation Order”) no later than one hundred ten (110) calendar days after the Petition Date; and (ix) causes the Plan to become effective no later than December 20, 2020.
The RSA contains certain covenants on the part of each of Oasis and the Consenting Stakeholders, including commitments by the Consenting Stakeholders to vote in favor of the Plan and commitments of Oasis and the Consenting Stakeholders to negotiate in good faith to finalize the documents and agreements governing the Restructuring. The RSA also provides for certain conditions to the obligations of the parties and for termination upon the occurrence of certain events, including without limitation, the failure to achieve certain milestones and certain breaches by the parties under the RSA.
Although Oasis intends to pursue the restructuring in accordance with the terms set forth in the RSA, there can be no assurance that Oasis will be successful in completing a restructuring or any other similar transaction on the terms set forth in the RSA, on different terms or at all.
A copy of the RSA (and the Annexes thereto) are attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and are incorporated by reference herein. The foregoing description of the RSA is only a summary, does not purport to be complete and is qualified in its entirety by reference to the RSA.

Proposed Joint Prepackaged Chapter 11 Plan of Reorganization
As of September 29, 2020, 100% of the Consenting RBL Lenders, holding approximately 97% of the RBL Claims, and Consenting Noteholders holding approximately 52% of the Notes Claims, signed the RSA, which contemplates a restructuring (the “Restructuring”) of Oasis pursuant to a prepackaged joint plan of reorganization (the “Plan”) under which the Oasis entities will file petitions for voluntary relief under chapter 11 (the “Chapter 11 Cases”) of the Bankruptcy Court. Capitalized terms used under this heading titled “Proposed Joint Prepackaged Chapter 11 Plan of Reorganization” but not otherwise defined herein shall have the meaning given to such terms in the Plan.
Below is a summary of the treatment that the stakeholders of the Company would receive under the Plan:
•each holder of an Allowed Other Secured Claim shall receive, at the option of the applicable Debtor and in its sole discretion: (a) payment in full in Cash of its Allowed Other Secured Claim; (b) the collateral securing its Allowed Other Secured Claim; (c) Reinstatement of its Allowed Other Secured Claim; or (d) such other treatment rendering its Allowed Other Secured Claim unimpaired in accordance with section 1124 of the Bankruptcy Code;
•each holder of an Allowed Other Priority Claim shall receive treatment in a manner consistent with section 1129(a)(9) of the Bankruptcy Code;
•each holder of an Allowed RBL Claim (i) electing to participate in the Exit Facility by entry into the Exit Facility Commitment Letter will receive, (x) on a dollar-for-dollar basis in exchange for the portion of its RBL Claim representing the principal of the loans owed to such lender under the RBL Credit Agreement, an equal amount of the principal of the revolving loans under the Exit Facility as of the Effective Date, upon the terms and conditions set forth in the Exit Facility Term Sheet and (y) with respect to any other portion of such holder’s RBL Claim (to the extent not already paid prior to the Effective Date, including as adequate protection pursuant to the DIP Orders), cash in an amount equal to such portion of such holder’s RBL Claim, and (ii) not electing to participate in the Exit Facility by electing not to sign the Exit Facility Commitment Letter (x) shall be deemed to have funded a Second Out Term Loan on a dollar-for-dollar basis in exchange for the portion of its RBL Claim representing the principal of the loans owed to such lender, and any of such holder’s specified default interest and any unreimbursed claims for professional fees and expenses under the RBL Credit Agreement and (y) with respect to any other portion of such holder’s RBL Claim (to the extent not already paid prior to the Plan Effective Date, including as adequate protection pursuant to the DIP Orders), cash in an amount equal to such portion of such holder’s RBL Claim. The Liens securing the loans under the RBL Credit Agreement shall be retained and deemed assigned to the administrative agent under the Exit Facility to secure the Exit Facility upon the Plan Effective Date. Notwithstanding the foregoing, on the Effective Date, any Specified Default Interest shall be discharged, released, and deemed waived by all Consenting RBL Lenders;
•each holder of an Allowed Notes Claim or an Allowed Mirada Claim shall receive its Pro Rata share (calculated based on the aggregate amount of all Allowed Notes Claims and Allowed Mirada Claims) of 100% of the New Common Stock, subject to dilution on account of the Management Incentive Plan and the New Warrants; provided, that notwithstanding that the Mirada Claims are classified as Class 4 Claims, such claims, in lieu of any treatment as Class 4 Claims, shall be treated in accordance with the Mirada Settlement Agreement;
•each holder of an Allowed General Unsecured Claim shall receive, at the option of the applicable Debtor: (a) payment in full in Cash; or (b) Reinstatement;
•each Allowed Intercompany Claim shall be, at the option of the applicable Debtor, either: (a) Reinstated; or (b) canceled, released, and extinguished and without any distribution at the Debtors’ election and in their sole discretion;

•each holder of an Interest other than in Debtors shall have such interests, at the option of the applicable Debtor, either: (a) Reinstated; or (b) canceled, released, and extinguished and without any distribution at the Debtors’ election and in their sole discretion; and
•each holder of an Interest in Oasis shall receive its Pro Rata share of the New Warrants.
The Debt Instruments provide that, as a result of the Chapter 11 Cases, the principal and interest due thereunder shall be immediately due and payable. Any efforts to enforce such payment obligations under the Debt Instruments are automatically stayed as a result of the Chapter 11 Cases and the creditors’ rights of enforcement in respect of the Debt Instruments are subject to the applicable provisions of the Bankruptcy Code.
DIP Facility
Under the RSA, the Consenting RBL Lenders agreed to provide the Company and certain of its subsidiaries with a senior secured superpriority debtor-in-possession revolving credit facility in an aggregate principal amount of $450 million (the “DIP Facility”) consisting of (a) an $150 million new money revolving facility, which includes an amount of $100 million in the form of a letter of credit facility and (b) up to $300 million of the RBL Credit Agreement indebtedness and other obligations that will be deemed to be refinanced as post-petition secured indebtedness under the DIP Facility. Certain terms and conditions of the DIP Facility are set forth in the DIP term sheet attached to that certain commitment letter, attached hereto as Exhibit 10.2 (the “DIP Commitment Letter”), entered into by and among the Company and certain of the Consenting RBL Lenders and/or their affiliates. The proceeds of the DIP Facility may only be used strictly in accordance with the 13-week cash flow budget (subject to certain permitted variances from the budget), which will be required to be updated at certain intervals pursuant to the DIP Facility.
The foregoing description of the DIP Facility does not purport to be complete and is qualified in its entirety by reference to the final, executed documents memorializing the DIP Facility.
Exit Financing
On September 29, 2020, prior to the commencement of the Chapter 11 Cases, the Company entered into that certain commitment letter, attached hereto as Exhibit 10.3 (the “Exit Commitment Letter”), with the Consenting RBL Lenders and/or their affiliates, which is subject to the satisfaction of certain customary conditions, including the approval of the Bankruptcy Court. In addition, as part of the RSA, the Consenting RBL Lenders and/or their affiliates have agreed to provide, on a committed basis, the Company with the Exit Facility on the terms set forth in the exit term sheet attached to the RSA (the “Exit Facility Term Sheet”). The Exit Facility Term Sheet provides for, among other things a post-emergence financing that is intended to mature in 3.5 years from the closing date of the Exit Facility, in the form of a new money senior secured reserve-based revolving credit facility in an aggregate maximum principal amount of up to $1.5 billion with an initial borrowing base and elected commitments amount of up to $575 million (less the amount of any term loan deemed funded by any RBL Lender that is not a Consenting RBL Lender) (the “Exit Facility”), subject to an initial borrowing base redetermination at the closing of the Exit Facility. Any loans drawn under the Exit Facility will be non-amortizing.
The effectiveness of the Exit Facility will be subject to customary closing conditions, including consummation of the Plan. The foregoing description of the Exit Facility Term Sheet does not purport to be complete and is qualified in its entirety by reference to the final, executed documents memorializing the Exit Facility, to be included in a supplement to the Plan to be filed with the Bankruptcy Court.
Item 1.03 – Bankruptcy or Receivership
Chapter 11 Filing
On September 30, 2020, Oasis filed the Chapter 11 Cases under the Bankruptcy Code in the Bankruptcy Court. The Company has filed a motion with the Bankruptcy Court seeking joint administration of the Chapter 11 Cases under the caption In re Oasis Petroleum Inc., et al.

The Company will continue to operate its business as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court. The Plan and requested first day relief anticipate that vendors and other unsecured creditors who continue to work with the Company on existing terms will be paid in full and in the ordinary course of business. All existing customer and vendor contracts are expected to remain in place and be serviced in the ordinary course of business.

Item 2.04 – Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement
The filing of the Chapter 11 Cases described above in Item 1.03 constitutes an event of default that accelerated the Company’s obligations under the following debt instruments (the “Debt Instruments”):
•$361 million of outstanding borrowings, including Letters of Credit, under the Third Amended and Restated Credit Agreement (as amended, restated, supplemented, or otherwise modified from time to time) with OPNA, a wholly owned subsidiary of Oasis, as borrower, a syndicate of lenders and, Wells Fargo Bank, N.A., as administrative agent, dated October 16, 2018;
•$44 million in aggregate principal of 6.50% senior unsecured notes due 2021, issued pursuant to the indenture, by and among the Company and the other guarantors party thereto, and U.S. Bank National Association as trustee, dated November 10, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “November 2011 Senior Notes Indenture”);
•$835 million in aggregate principal of 6.875% senior unsecured notes due 2022, issued pursuant to the Fourth Supplemental Indenture, by and among the Company and the guarantors party thereto, and U.S. Bank National Association as trustee, dated September 24, 2013, under the indenture (as amended, restated, supplemented or otherwise modified from time to time), by and among the Company and the guarantors party thereto, and U.S. Bank National Association as trustee, dated February 2, 2011;
•$308 million in aggregate principal of 6.875% senior unsecured notes due 2023, issued pursuant to the Second Supplemental Indenture, by and among the Company and the guarantors party thereto, and U.S. Bank National Association as trustee, dated July 2, 2012, under the November 2011 Senior Notes Indenture;
•$245 million in aggregate principal of 2.625% convertible notes due 2023, issued pursuant to the Sixth Supplemental Indenture, by and among Oasis and the other guarantors party thereto, and U.S. Bank National Association as trustee, dated September 19, 2016 (as amended, restated, supplemented or otherwise modified from time to time), under the November 2011 Senior Notes Indenture; and
•$395 million in aggregate principal of 6.250% senior unsecured notes due 2026, issued pursuant to the indenture (as amended, restated, supplemented or otherwise modified from time to time), by and among the Company and the guarantors party thereto, and U.S. Bank National Association as trustee, dated May 14, 2018.
The Debt Instruments provide that, as a result of the Chapter 11 Cases, the principal and interest due thereunder shall be immediately due and payable. Any efforts to enforce such payment obligations under the Debt Instruments are automatically stayed as a result of the Chapter 11 Cases and the creditors’ rights of enforcement in respect of the Debt Instruments are subject to the applicable provisions of the Bankruptcy Code.

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Amendment to Amended and Restated Employment Agreements with Thomas B. Nusz, Taylor L. Reid, Michael H. Lou and Nickolas J. Lorentzatos
On September 29, 2020, the Company entered into amendments to each of its amended and restated employment agreements, each dated as of March 20, 2018, with its Chairman and Chief Executive Officer, Thomas

B. Nusz, its President and Chief Operating Officer, Taylor L. Reid, its Executive Vice President and Chief Financial Officer, Michael H. Lou, and its Executive Vice President, General Counsel and Corporate Secretary, Nickolas J. Lorentzatos (the “Amendments”), in each case, solely to extend the term of the officer’s current amended and restated employment agreement with the Company, each of which currently expire on March 20, 2021, through March 20, 2024.
Copies of the Amendments are attached hereto as Exhibits 10.4, 10.5, 10.6, and 10.7, respectively, and are incorporated herein by reference. The description of the Amendments contained herein is qualified in its entirety by reference to the full text of the Amendments.
Item 7.01 – Regulation FD Disclosure
Press Release
In connection with the filing of the RSA, the Company issued a press release on September 30, 2020, a copy of which is attached to this Form 8-K as Exhibit 99.1.
Cleansing Material
The Company entered into confidentiality agreements (collectively, the “NDAs”) with certain of the Consenting Stakeholders as part of negotiations with them. Pursuant to the NDAs, the Company agreed to publicly disclose certain information, including material non-public information disclosed to such Consenting Stakeholders (the “Cleansing Material”) upon the occurrence of certain events set forth in the NDAs. A copy of the Cleansing Material is attached to this Form 8-K as Exhibit 99.2.
The information in the Cleansing Material is dependent upon assumptions with respect to commodity prices, development capital, operating expenses, backlog, availability and cost of capital and performance as set forth in the Cleansing Material. Any financial projections or forecasts included in the Cleansing Material were not prepared with a view toward public disclosure or compliance with the published guidelines of the Securities and Exchange Commission (the “SEC”) or the guidelines established by the American Institute of Certified Public Accountants regarding projections or forecasts. The projections do not purport to present the Company’s financial condition in accordance with accounting principles generally accepted in the United States. The Company’s independent accountants have not examined, compiled or otherwise applied procedures to the projections and, accordingly, do not express an opinion or any other form of assurance with respect to the projections. The inclusion of the projections herein should not be regarded as an indication that the Company or its representatives consider the projections to be a reliable prediction of future events, and the projections should not be relied upon as such. Neither the Company nor any of its representatives has made or makes any representation to any person regarding the ultimate outcome of the Company’s proposed restructuring compared to the projections, and none of them undertakes any obligation to publicly update the projections to reflect circumstances existing after the date when the projections were made or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying the projections are shown to be in error.
The information included in this Form 8-K under Item 7.01 and Exhibits 99.1 and 99.2 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities of that Section, unless the registrant specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Exchange Act or the Securities Act of 1933, as amended.
Item 8.01 – Other Events
Mirada Litigation
On September 28, 2020, the Company and certain of its affiliates entered into that certain Settlement and Mutual Release Agreement (the “Mirada Settlement Agreement”) with Mirada Energy, LLC and certain related parties (collectively, “Mirada”). The Mirada Settlement Agreement provides for, among other things, payment to certain Mirada related parties of $42.75 million (with $20 million due on the effective date of the Plan, and the balance due on or before 180 days after the effective date of the Plan) and mutual releases, including, without limitation, release of all claims asserted in that certain case captioned Mirada Energy, et al. v. Oasis Petroleum Inc., et al., No. 2017-19911 (Tex. Dist. Ct.). The Company intends to seek approval of the Mirada Settlement Agreement by the Bankruptcy Court pursuant to the Plan.

Additional Information on the Chapter 11 Cases
Court filings and information about the Chapter 11 Cases can be found at a website maintained by the Company’s claims agent Kurtzman Carson Consultants LLC at https://www.kccllc.net/oasis, by calling (866) 480-0830 (toll-free), or by sending an email to OasisInfo@kccllc.com. The documents and other information available via website or elsewhere are not part of this Current Report and shall not be deemed incorporated herein.

Cautionary Note Regarding the Company’s Securities
The Company cautions that trading in the Company’s securities during the pendency of the anticipated Chapter 11 Cases is highly speculative and poses substantial risks. Trading prices for the Company’s securities may bear little or no relationship to the actual recovery, if any, by holders of the Company’s securities in the anticipated Chapter 11 Cases.
Cautionary Note Regarding Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements. In addition, the Company’s management may from time to time make oral forward-looking statements. All statements, other than statements of historical facts, are forward-looking statements. The words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. In addition, the Company’s forward-looking statements address the various risks and uncertainties associated with the extraordinary market environment and impacts resulting from the novel coronavirus 2019 (“COVID-19”) pandemic and the actions of foreign oil producers (most notably Saudi Arabia and Russia) to increase crude oil production and the expected impact on its businesses, operations, earnings and results. Forward-looking statements reflect the Company’s current expectations and assumptions regarding its business, the economy and other future events and conditions and are based on currently available financial, economic and competitive data and the Company’s current business plans. Actual results could vary materially depending on risks and uncertainties that may affect the Company’s operations, markets, services, prices and other factors, including the Company’s ability to manage its business through the impacts of the COVID-19 pandemic, a weakening of global economic and financial conditions, changes in governmental regulations and related compliance and litigation costs and other factors discussed in the Risk Factors section of its SEC filings. For a more detailed discussion of these and other risk factors, see the Risk Factors section in the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q and the Company’s other filings made with the SEC. While Oasis believes its assumptions are reasonable, it cautions you against relying on any forward-looking statements as it is very difficult to predict the impact of known factors, and it is impossible for the Company to anticipate all factors that could affect its actual results. In addition, Oasis's actual results could be affected by the risks and uncertainties relating to the bankruptcy filing by the Company, including, but not limited to, the ability to confirm and consummate a plan of reorganization in accordance with the terms of the RSA; risks attendant to the bankruptcy process, including Oasis’s ability to obtain court approvals with respect to motions filed or other requests made to the Bankruptcy Court throughout the course of the Chapter 11 Cases, the outcomes of court rulings and the Chapter 11 Cases in general and the length of time that the Company may be required to operate in bankruptcy; the effects of the Chapter 11 Cases, including increased legal and other professional costs necessary to execute the Company’s reorganization, on the Company’s liquidity (including the availability of operating capital during the pendency of the Chapter 11 Cases), results of operations or business prospects; the effectiveness of the overall restructuring activities pursuant to the Chapter 11 Cases and any additional strategies that Oasis may employ to address its liquidity and capital resources; the actions and decisions of creditors, regulators and other third parties that have an interest in the Chapter 11 Cases, which may interfere with the ability to confirm and consummate a plan of reorganization; restrictions on Oasis due to the terms of any debtor-in-possession credit facility that it will enter into in connection with the Chapter 11 Cases, including the DIP Facility, and restrictions imposed by the applicable courts; the Company’s ability to achieve its forecasted revenue and pro forma leverage ratio and generate free cash flow to further reduce its indebtedness; the effects of the

Chapter 11 Cases on the interests of various constituents; conditions to which any debtor-in-possession financing, including the DIP Facility, is subject and the risk that these conditions may not be satisfied for various reasons, including for reasons outside the Company’s control. All forward-looking statements are expressly qualified in their entirety by this cautionary notice. The forward-looking statements made by the Company speak only as of the date on which they are made. Factors or events that could cause Oasis’s actual results to differ may emerge from time to time. Oasis disclaims any obligation to update or revise these statements unless required by securities law, and you should not place undue reliance on these forward-looking statements. Although Oasis believes that its plans, intentions and expectations reflected in or suggested by the forward-looking statements it makes are reasonable, Oasis cannot give any assurance that these plans, intentions or expectations will be achieved.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1*	Restructuring Support Agreement, dated September 29, 2020.
10.2*	DIP Commitment Letter, dated September 29, 2020.
10.3*	Exit Commitment Letter, dated September 29, 2020.
10.4*	Amendment to Fourth Amended and Restated Employment Agreement effective as of September 29, 2020 between Oasis Petroleum Inc. and Thomas B. Nusz.
10.5*	Amendment to Fifth Amended and Restated Employment Agreement effective as of September 29, 2020 between Oasis Petroleum Inc. and Taylor L. Reid.
10.6*	Amendment to Third Amended and Restated Employment Agreement effective as of September 29, 2020 between Oasis Petroleum Inc. and Michael H. Lou.
10.7*	Amendment to Third Amended and Restated Employment Agreement effective as of September 29, 2020 between Oasis Petroleum Inc. and Nickolas J. Lorentzatos.
99.1*	Oasis Press Release, dated September 30, 2020.
99.2*	Cleansing Material.
104	Cover Page Interactive Data File - the cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.
*Filed herewith
THE INFORMATION CONTAINED IN ITEM 2.02 OF THIS CURRENT REPORT, INCLUDING EXHIBIT 99.1 ATTACHED HERETO, SHALL NOT BE DEEMED “FILED” FOR THE PURPOSES OF SECTION 18 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, NOR SHALL IT BE DEEMED INCORPORATED BY REFERENCE INTO ANY REGISTRATION STATEMENT OR OTHER FILING PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, EXCEPT AS OTHERWISE EXPRESSLY STATED IN SUCH FILING.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OASIS PETROLEUM INC. (Registrant)

Date: September 30, 2020	By:	/s/ Nickolas J. Lorentzatos
Nickolas J. Lorentzatos
Executive Vice President, General Counsel and Corporate Secretary